Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Crystal Warwell Walker
813-206-3916	813-206-2697
gregg.haddad@wellcare.com	crystal.walker@wellcare.com

WELLCARE REPORTS SECOND QUARTER 2012 RESULTS

Tampa, Florida (August 3, 2012) – WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the second quarter and six months ended June 30, 2012.  As determined under generally accepted accounting principles (“GAAP”), net income for the second quarter of 2012 was $46.4 million, or $1.06 per diluted share, compared with $69.6 million, or $1.61 per diluted share, for the second quarter of 2011.  Adjusted net income for the second quarter of 2012 was $54.5 million, or $1.24 per diluted share, compared with $76.7 million, or $1.77 per diluted share, for the second quarter of 2011.

“Our second quarter results exhibited strong operating performance across many parts of our business, as well as the importance of our diversified approach to government programs,” said Alec Cunningham, WellCare’s chief executive officer.  “We are continuing to invest in our quality, service, and growth initiatives and anticipate benefits from these investments during the remainder of 2012.”

Highlights of Recent Accomplishments
•	Premium revenue in the second quarter of 2012 increased 22% year over year, driven by 31% growth in Medicaid and 25% growth in Medicare Advantage.
•
The adjusted administrative expense ratio was 8.2% in the second quarter of 2012, a decrease of 100 basis points year over year, demonstrating sustained progress in the Company’s focus on ensuring a competitive cost structure.

•
The Company’s Medicare Prescription Drug Plans (“PDPs”) segment delivered a strong first half performance, resulting in a 61% year over year increase in gross margin despite a 1% decrease in premium revenue.

•
WellCare implemented a number of medical expense management initiatives for the Kentucky Medicaid program, targeting continued improvement in the performance of the program during the second half of 2012.

•
Florida Healthy Kids, the state’s Children’s Health Insurance Program (“CHIP”), selected WellCare to serve 65 of Florida’s 67 counties, more than any other health plan.  The program is expected to be effective October 2012.

•
WellCare agreed to acquire certain assets of Arcadian Health’s Arizona Medicare Advantage plans in Mohave and Yavapai Counties, which currently have approximately 5,000 members, subject to regulatory approvals.  The transaction is expected to close December 31, 2012.

•
The Company’s ‘Ohana Health Plan successfully launched its participation in Hawaii’s QUEST Medicaid program, serving for the first time Temporary Assistance for Needy Families (“TANF”) and CHIP members across the islands.

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WCG Reports Second Quarter 2012 Results

August 3, 2012

•	WellCare expanded its New York Medicaid managed long-term care service area by five counties, and entered the Florida Long-Term Care Community Diversion Pilot Project in two counties.

Second Quarter Operations
Adjusted net income for the second quarter of 2012 decreased compared with the second quarter of 2011 mainly due to favorable development of prior years’ medical benefits payable of $0.95 in net income per diluted share that was included in second quarter 2011 results.  The increase in the Medicaid segment medical benefits ratio (“MBR”), driven by the Kentucky program, also contributed to the year over year reduction in second quarter adjusted net income.  These factors were offset in part by higher premium revenue in our Medicaid and Medicare Advantage segments, the decrease in the Medicare Prescription Drug Plans segment MBR, and the decrease in our adjusted administrative expense ratio.

Membership as of June 30, 2012, increased 7% to nearly 2.6 million, compared with 2.4 million members as of June 30, 2011.  Medicaid segment membership increased by 201,000, or 15%, year over year, to 1.5 million members.  Medicare Advantage segment membership increased by 34,000 year over year, or 27%.  PDP segment membership decreased 64,000 year over year, or 7%.

Premium revenue for the second quarter of 2012 increased 22% year over year to $1.8 billion.  The increase was driven by 31% growth in Medicaid segment premium revenue as well as 25% growth in Medicare Advantage segment premium revenue, partially offset by a 7% decrease in PDP segment revenue.

Medical benefits expense for the second quarter of 2012 was $1.5 billion, an increase of 29% from the second quarter of 2011.  The Company MBR was 86.4% in the second quarter of 2012, compared with 81.9% in the second quarter of 2011.  The Medicaid segment and Medicare Advantage segment MBRs increased year over year, while the PDP segment MBR decreased.  For the second quarter of 2012, prior periods’ development of medical benefits payable did not have a significant impact on the Company MBR.  In the second quarter of 2011, WellCare recognized net favorable development of prior periods’ medical benefits payable that reduced the Company MBR by 460 basis points.

SG&A expense as determined under GAAP was $159 million in the second quarter of 2012, compared with $147 million for the same period in 2011.  Adjusted SG&A was $147 million in the second quarter of 2012, an increase of 9% from $135 million for the same period last year.  The increase was driven primarily by the Kentucky Medicaid program launched in November 2011, as well as the Company’s growth and service initiatives.  The adjusted administrative expense ratio was 8.2% in the second quarter of 2012, compared with 9.2% for the same period in 2011.

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WCG Reports Second Quarter 2012 Results

August 3, 2012

Cash Flow and Financial Condition
Net cash used in operating activities as determined under GAAP was $194 million for the six months ended June 30, 2012, compared with $31 million for the six months ended June 30, 2011.  As previously disclosed, WellCare has experienced temporary premium payment delays by the Georgia Medicaid program.  These delays have had an adverse effect on WellCare’s operating cash flow for the six months ended June 30, 2012.  Modified for the timing of receipts from, and payments to, WellCare’s government customers, net cash used in operating activities was $47 million for the first half of 2012, compared with net cash provided by operating activities of $45 million for the first half of 2011.

As of June 30, 2012, unregulated cash and investments were approximately $168 million.  Unregulated cash and investments have decreased primarily from temporary funding of the Company’s Georgia health plan due to premium payment delays by the Georgia Medicaid program.

Days in claims payable were 38 days as of June 30, 2012, compared with 43 days as of March 31, 2012, and 55 days as of June 30, 2011.

Financial Outlook
WellCare is updating its financial outlook for the year ended December 31, 2012.  The following elements of WellCare’s financial outlook have changed:
•
Adjusted net income per diluted share is expected to be between approximately $5.25 and $5.45.  The previous guidance was for adjusted net income per diluted share to be between approximately $5.20 and $5.40.

•	Premium revenue is expected to be approximately $7.1 billion. Previous guidance was for premium revenue to be between approximately $7.0 and $7.1 billion.
•	The 2012 PDP segment MBR is anticipated to decrease relative to the 2011 PDP segment MBR. The prior guidance was for the PDP segment MBR to increase year over year.

The following elements of WellCare’s financial outlook are unchanged:
•	The 2012 Medicaid and Medicare Advantage segments’ MBRs each are anticipated to increase relative to the respective 2011 segment MBRs.
•	The adjusted administrative expense ratio is expected to be in the range of 8.7% to 8.9%.

All elements of the Company’s outlook exclude the impact of Medicaid premium taxes.

Webcast
A discussion of WellCare’s second quarter 2012 results will be webcast live on Friday, August 3, 2012, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast and will be available for 30 days.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

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WCG Reports Second Quarter 2012 Results

August 3, 2012

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Fla., WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.6 million members nationwide as of June 30, 2012.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Basis of Presentation
In addition to results determined under GAAP, net income and certain other operating results described in this news release are reported after adjustment for certain SG&A expenses related to previously disclosed government investigations and related litigation and resolution costs that management believes are not indicative of long-term business operations.  Please refer to the schedule in this news release that provides supplemental information reconciling results determined under GAAP to adjusted results.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  For example, statements regarding the Company’s financial outlook, further improvements in the Kentucky Medicaid program, and the timing of the closing of the acquisition of the plans in Mohave and Yavapai counties contain forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively manage growth, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, and WellCare’s ability to estimate and manage medical benefits effectively.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2012, and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports Second Quarter 2012 Results

August 3, 2012

WELLCARE HEALTH PLANS, INC.
SELECTED DATA FROM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Premium	$1,789,116	$1,467,239	$3,557,287	$2,920,791
Medicaid premium taxes	20,091	18,105	40,467	36,969
Total premium revenues	1,809,207	1,485,344	3,597,754	2,957,760
Investment and other income	1,968	2,291	4,754	4,617
Total revenues	1,811,175	1,487,635	3,602,508	2,962,377

Expenses:
Medical benefits	1,546,164	1,202,006	3,067,955	2,465,324
Selling, general and administrative	159,008	147,055	320,696	298,021
Medicaid premium taxes	20,091	18,105	40,467	36,969
Depreciation and amortization	7,541	6,896	14,511	13,370
Interest	997	98	2,147	175
Total expenses	1,733,801	1,374,160	3,445,776	2,813,859

Income before income taxes	77,374	113,475	156,732	148,518
Income tax expense	30,932	43,875	59,058	57,588
Net income	$46,442	$69,600	$97,674	$90,930

Net income per common share:
Basic	$1.08	$1.63	$2.27	$2.13
Diluted	$1.06	$1.61	$2.23	$2.11

Weighted average common shares outstanding:
Basic	43,092,737	42,752,235	43,030,006	42,686,323
Diluted	43,775,312	43,293,926	43,713,391	43,155,051

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WCG Reports Second Quarter 2012 Results

August 3, 2012

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; dollars in thousands except share data)
	June 30, 2012	Dec. 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$1,150,246	$1,325,098
Investments	250,618	198,569
Premiums receivable, net	606,642	217,509
Pharmacy rebates receivable, net	133,924	109,933
Funds receivable for the benefit of members	50,484	162,745
Income taxes receivable	9,184	20,655
Prepaid expenses and other current assets, net	47,391	63,053
Deferred income tax asset	48,244	22,332
Total current assets	2,296,733	2,119,894
Property, equipment and capitalized software, net	117,746	98,238
Goodwill	111,131	111,131
Other intangible assets, net	8,859	9,896
Long-term investments	88,018	83,019
Restricted investments	66,233	60,663
Other assets	2,230	5,270
Total Assets	$2,690,950	$2,488,111

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$654,096	$744,821
Unearned premiums	240,704	164
Accounts payable	12,692	3,294
Other accrued expenses and liabilities	183,737	215,817
Current portion of amount payable related to investigation resolution	36,728	49,557
Current portion of long-term debt	15,000	11,250
Other payables to government partners	98,830	98,237
Total current liabilities	1,241,787	1,123,140
Deferred income tax liability	15,404	1,026
Amount payable related to investigation resolution	67,116	101,705
Long-term debt	127,500	135,000
Other liabilities	7,646	10,394
Total liabilities	1,459,453	1,371,265
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 43,099,721 and 42,848,798 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively)	431	429
Paid-in capital	465,003	448,820
Retained earnings	767,032	669,358
Accumulated other comprehensive loss	(969)	(1,761)
Total stockholders’ equity	1,231,497	1,116,846
Total Liabilities and Stockholders’ Equity	$2,690,950	$2,488,111

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WCG Reports Second Quarter 2012 Results

August 3, 2012

WELLCARE HEALTH PLANS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; dollars in thousands)

	Six Months Ended June 30,
	2012	2011
Cash used in operating activities:
Net income	$97,674	$90,930
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	14,511	13,370
Equity-based compensation expense	9,541	9,875
Incremental tax benefit from equity-based compensation	(2,628)	(1,137)
Deferred taxes, net	(11,998)	25,288
Provision for doubtful receivables	8,398	5,540
Changes in operating accounts:
Premiums receivable, net	(396,042)	(87,570)
Pharmacy rebates receivable, net	(23,991)	(24,747)
Prepaid expenses and other current assets, net	14,173	12,209
Medical benefits payable	(90,725)	(19,319)
Unearned premiums	240,540	(1,189)
Accounts payable and other accrued expenses	(20,088)	(42,045)
Other payables to government partners	593	6,535
Amounts payable related to investigation resolution	(47,418)	(46,296)
Income taxes receivable/payable, net	13,654	29,540
Other, net	222	(2,278)
Net cash used in operating activities	(193,584)	(31,294)

Cash used in investing activities:
Purchases of investments	(237,376)	(286,184)
Proceeds from sale and maturities of investments	181,597	165,617
Purchases of restricted investments	(19,815)	(15,789)
Proceeds from maturities of restricted investments	14,232	54,520
Additions to property, equipment and capitalized software, net	(34,592)	(17,186)
Net cash used in investing activities	(95,954)	(99,022)

Cash provided by financing activities:
Proceeds from option exercises and other	8,481	4,509
Incremental tax benefit from equity-based compensation	2,628	1,137
Purchase of treasury stock	(4,019)	(774)
Payments on debt	(3,750)	–
Payments on capital leases	(915)	(1,177)
Funds received for the benefit of members	112,261	23,068
Net cash provided by financing activities	114,686	26,763

Decrease in cash and cash equivalents	(174,852)	(103,553)
Balance at beginning of year	1,325,098	1,359,548
Balance at end of current period	$1,150,246	$1,255,995

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$73,298	$3,710
Cash paid for interest	$1,935	$173

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS:
Non-cash additions to property, equipment, and capitalized software	$1,000	$1,121
Issuance of note payable related to investigation resolution	$–	$35,000

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WCG Reports Second Quarter 2012 Results

August 3, 2012

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS
(Unaudited)

	As of June 30,
	2012	2011
Membership by Program
Medicaid Membership
TANF	1,257,000	1,064,000
CHIP	172,000	164,000
SSI and ABD	69,000	79,000
FHP	20,000	10,000
Total Medicaid Membership	1,518,000	1,317,000

Medicare Membership
Medicare Advantage	158,000	124,000
Prescription Drug Plan	886,000	950,000
Total Medicare Membership	1,044,000	1,074,000
Total Membership	2,562,000	2,391,000

Medicaid Membership by State
Georgia	569,000	559,000
Florida	436,000	404,000
Other states	513,000	354,000
Total Medicaid Membership	1,518,000	1,317,000

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WCG Reports Second Quarter 2012 Results

August 3, 2012

WELLCARE HEALTH PLANS, INC.
SEGMENT INFORMATION
(Unaudited; dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Premium revenue:
Medicaid:
Georgia	$371,065	$344,702	$742,064	$697,814
Florida	241,765	219,136	470,219	440,801
Other states	464,508	261,442	919,331	523,644
Medicaid premium taxes	20,091	18,105	40,467	36,969
Total Medicaid	1,097,429	843,385	2,172,081	1,699,228

Medicare:
Medicare Advantage plans	455,519	365,773	893,749	720,418
Prescription Drug plans	256,259	276,186	531,924	538,114
Total Medicare	711,778	641,959	1,425,673	1,258,532
Total Premium Revenue	$1,809,207	$1,485,344	$3,597,754	$2,957,760

Medical benefits ratios:
Medicaid	89.2%	79.9%	87.5%	82.8%
Medicare Advantage	83.3%	82.8%	81.1%	81.1%
Prescription Drug Plans	80.4%	86.8%	90.0%	93.8%
Aggregate	86.4%	81.9%	86.2%	84.4%

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WCG Reports Second Quarter 2012 Results

August 3, 2012

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Selected Data from Consolidated Statements of Comprehensive Income to Adjusted Selected Data from Consolidated Statements of Comprehensive Income
(Unaudited; dollars in thousands except per share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer-term business trends and operations.  Following are selected data from the Consolidated Statements of Comprehensive Income for the three months and six months ended June 30, 2012 and 2011, as determined under GAAP, reconciled to adjusted selected data from the Consolidated Statements of Comprehensive Income for the same periods.

	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$1,789,116	$–		$1,789,116	$1,467,239	$–		$1,467,239
Medicaid premium taxes	20,091	–		20,091	18,105	–		18,105
Total premium revenues	1,809,207	–		1,809,207	1,485,344	–		1,485,344
Investment and other income	1,968	–		1,968	2,291	–		2,291
Total revenues	1,811,175	–		1,811,175	1,487,635	–		1,487,635

Expenses:
Medical benefits	1,546,164	–		1,546,164	1,202,006	–		1,202,006
Selling, general, and administrative	159,008	(12,504)	(a) (b)	146,504	147,055	(12,109)	(a) (b)	134,946
Medicaid premium taxes	20,091	–		20,091	18,105	–		18,105
Depreciation and amortization	7,541	–		7,541	6,896	–		6,896
Interest	997	–		997	98	–		98
Total expenses	1,733,801	(12,504)		1,721,297	1,374,160	(12,109)		1,362,051

Income before income taxes	77,374	12,504		89,878	113,475	12,109		125,584
Income tax expense	30,932	4,473		35,405	43,875	5,038		48,913
Net income	$46,442	$8,031		$54,473	$69,600	$7,071		$76,671

Weighted average shares:
Basic	43,092,737	–		43,092,737	42,752,235	–		42,752,235
Diluted	43,775,312	–		43,775,312	43,293,926	–		43,293,926

Net income per share:
Basic	$1.08	$0.18		$1.26	$1.63	$0.16		$1.79
Diluted	$1.06	$0.18		$1.24	$1.61	$0.16		$1.77

Administrative expense ratio	8.9%	(0.7%)	(a) (b)	8.2%	10.0%	(0.8%)	(a) (b)	9.2%

(a)
Investigation-related legal, accounting, and other costs: Administrative expenses associated with the government investigations and related litigation amounted to $11.7 million and $7.9 million, respectively, in the three months ended June 30, 2012 and 2011.

(b)
Liability for government investigation-related litigation resolution:  Based on the status of these matters, the Company recorded expense of $0.8 million and $4.2 million, respectively, in the three months ended June 30, 2012 and 2011.

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WCG Reports Second Quarter 2012 Results

August 3, 2012

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION (Continued)

Reconciliation of GAAP Selected Data from Consolidated Statements of Comprehensive Income to Adjusted Selected Data from Consolidated Statements of Comprehensive Income (Continued)
(Unaudited; dollars in thousands except per share data)

	Six Months Ended June 30, 2012				Six Months Ended June 30, 2011
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$3,557,287	$–		$3,557,287	$2,920,791	$–		$2,920,791
Medicaid premium taxes	40,467	–		40,467	36,969	–		36,969
Total premium revenues	3,597,754	–		3,597,754	2,957,760	–		2,957,760
Investment and other income	4,754	–		4,754	4,617	–		4,617
Total revenues	3,602,508	–		3,602,508	2,962,377	–		2,962,377

Expenses:
Medical benefits	3,067,955	–		3,067,955	2,465,324	–		2,465,324
Selling, general, and administrative	320,696	(25,255)	(a) (b)	295,441	298,021	(22,856)	(a) (b)	275,165
Medicaid premium taxes	40,467	–		40,467	36,969	–		36,969
Depreciation and amortization	14,511	–		14,511	13,370	–		13,370
Interest	2,147	–		2,147	175	–		175
Total expenses	3,445,776	(25,255)		3,420,521	2,813,859	(22,856)		2,791,003

Income before income taxes	156,732	25,255		181,987	148,518	22,856		171,374
Income tax expense	59,058	11,120		70,178	57,588	8,922		66,510
Net income	$97,674	$14,135		$111,809	$90,930	$13,934		$104,864

Weighted average shares:
Basic	43,030,006	–		43,030,006	42,686,323	–		42,686,323
Diluted	43,713,391	–		43,713,391	43,155,051	–		43,155,051

Net income per share:
Basic	$2.27	$0.33		$2.60	$2.13	$0.33		$2.46
Diluted	$2.23	$0.33		$2.56	$2.11	$0.32		$2.43

Administrative expense ratio	9.0%	(0.7%)	(a) (b)	8.3%	10.2%	(0.8%)	(a) (b)	9.4%

(a)
Investigation-related legal, accounting, and other costs: Administrative expenses associated with the government investigations and related litigation amounted to $23.1 million and $16.7 million, respectively, in the six months ended June 30, 2012 and 2011.

(b)
Liability for government investigation-related litigation resolution:  Based on the status of these matters, the Company recorded expense of $2.2 million and $6.2 million, respectively, in the six months ended June 30, 2012 and 2011.

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WCG Reports Second Quarter 2012 Results

August 3, 2012

WELLCARE HEALTH PLANS, INC.
SUPPLEMENTAL INFORMATION (Continued)

Reconciliation of GAAP Net Used in Operating Activities
to Net Cash Used in or Provided by Operating Activities,
Modified for the Timing of Receipts from, and Payments to, Government Customers
(Unaudited; dollars in thousands)

The Company reports cash used in or provided by operating activities on a non-GAAP basis modified to exclude the changes in premium receivables, unearned premiums, and other receivables from, and payables to, government customers.  The Company believes that cash used in or provided by operating activities modified to exclude these changes is a useful measure for investors, as the excluded changes are a function of the timing of cash receipts from, and payments to, federal and state government agencies at the end of each period.

	Six Months Ended June 30,
	2012	2011

Net cash used in operating activities, as reported under GAAP	$(193,584)	$(31,294)
Modifications to eliminate changes in:
Premiums receivable	396,042	87,570
Provision for doubtful receivables	(8,398)	(5,540)
Unearned premiums	(240,540)	1,189
Other payables to government partners	(593)	(6,535)
Net cash (used in) provided by operating activities, modified for the timing of receipts from and payments to government clients	$(47,073)	$45,390

-END-